                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )
Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]       Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to Rule 14a-12

                               EMERSON RADIO CORP.
          ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]       No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
         (2)    Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4)    Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
         (5)     Total Fee Paid

--------------------------------------------------------------------------------
[ ]       Fee paid previously with preliminary materials.

[ ]       Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:
--------------------------------------------------------------------------------
         (2)    Form, Schedule or Registration Statement No:
--------------------------------------------------------------------------------
         (3)    Filing Party:
--------------------------------------------------------------------------------
         (4)    Date Filed:
--------------------------------------------------------------------------------

                               EMERSON RADIO CORP.
                                 NINE ENTIN ROAD
                                  P.O. BOX 430
                        PARSIPPANY, NEW JERSEY 07054-0430

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 4, 2003

Dear Stockholder:

         As a stockholder of Emerson Radio Corp. ("we", "our" or "Emerson"), you are hereby given notice of and invited to attend in person or by proxy Emerson's 2003 Annual Meeting of Stockholders to be held at the LaCima Club, The Tower at Williams Square, Suite 2600, 5215 North O'Connor Road, Irving, Texas 75039 on Thursday, September 4, 2003 at 1:00 p.m. (local time).

         At this year's stockholders' meeting, you will be asked to elect five directors to serve for a one-year term and to transact such other business as may properly come before the meeting and any adjournment(s) thereof. The Board of Directors unanimously recommends that you vote FOR the directors nominated. Accordingly, please give careful attention to these proxy materials.

         Only stockholders of record of Emerson's common stock as of the close of business on July 29, 2003 (the "Record Date") are entitled to notice of and to vote at such meeting and any adjournment(s) thereof. Emerson's transfer books will not be closed.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE WANT TO HAVE THE MAXIMUM REPRESENTATION AT THE ANNUAL MEETING AND RESPECTFULLY REQUEST THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. You may revoke your proxy at any time prior to its use as specified in the enclosed proxy statement.

                                       By Order of the Board of Directors

                                       ELIZABETH J. CALIANESE
                                       Senior Vice President-Human Resources,
                                       General Counsel and Secretary

Parsippany, New Jersey
July 29, 2003

                            YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
              ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED HEREIN.

                               EMERSON RADIO CORP.
                                 NINE ENTIN ROAD
                                  P.O. BOX 430
                        PARSIPPANY, NEW JERSEY 07054-0430

                              ---------------------

                                 PROXY STATEMENT
                                 ---------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 4, 2003

                              ---------------------

TO OUR STOCKHOLDERS:

         This Proxy Statement is furnished to our stockholders for use at our Annual Meeting of Stockholders to be held at the LaCima Club, The Tower at Williams Square, Suite 2600, 5215 North O'Connor Road, Irving, Texas 75039, on September 4, 2003 at 1:00 p.m. (local time), or at any adjournment or adjournments thereof (the "Annual Meeting"). Emerson's stockholders of record as of the close of business on July 29, 2003 (the "Record Date") are entitled to vote at the Annual Meeting. We expect to begin mailing this Proxy Statement and the enclosed proxy card to our stockholders on or about August 1, 2003.

                  VOTING PROCEDURES AND REVOCABILITY OF PROXIES

         The accompanying proxy card is designed to permit each of our stockholders as of the Record Date to vote on each of the proposals properly brought before the Annual Meeting. As of the Record Date, there were 27,562,860 shares of our common stock, par value $.01 per share, issued and outstanding and entitled to vote at the Annual Meeting. Each outstanding share of our common stock is entitled to one vote.

         The holders of a majority of our outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee. Abstentions and broker non-votes are counted as stockholders who are present and entitled to vote and they count toward a quorum but are not taken into account in determining, and have no effect on, the outcome of the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee does have discretionary authority or for which it has received instructions). Brokers holding shares of record for customers generally are not entitled to vote on certain "non-routine" matters unless they receive voting instructions from their customers.

         The accompanying proxy card provides space for you to vote in favor of, or to withhold voting for, the nominees for the Board of Directors. The members of our Board of Directors are elected by plurality and the five nominees who receive the most votes will be elected. The Board of Directors urges you to complete, sign, date and return the proxy card in the accompanying envelope, which is postage prepaid for mailing in the United States.

         When a signed proxy card is returned with choices specified with respect to voting matters, the proxies designated on the proxy card vote the shares in accordance with the stockholder's instructions. The proxies we have designated for the stockholders are Geoffrey P. Jurick and Kenneth A. Corby. If you desire to name another person as your proxy, you may do so by crossing out the names of the designated proxies and inserting the names of the other persons to act as your proxies. In that case, it will be necessary for you to sign the proxy card and deliver it to the person named as your proxy and for the named proxy to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to us.

         If you sign your proxy card and return it to us and you have made no specifications with respect to voting matters, your shares will be voted for the election of the five nominees for director and, at the discretion of the proxies designated by us, on any other matter that may properly come before the Annual Meeting or any adjournment(s).

         You have the unconditional right to revoke your proxy at any time prior to the voting of the proxy by taking any act inconsistent with the proxy. Acts inconsistent with the proxy include notifying Emerson's Secretary in writing of your revocation, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no revocation shall be effective unless at or prior to the Annual Meeting we have received notice of such revocation.

                              ELECTION OF DIRECTORS

         Five directors are proposed to be elected at the Annual Meeting. If elected, each director will hold office until the next Annual Meeting of our stockholders or until his successor is elected and qualified. The election of directors will be decided by a plurality vote.

         All nominees named in this proxy statement are members of our present Board of Directors and have consented to serve if elected. We have no reason to believe that any of the nominees named will be unable to serve. If any nominee becomes unable to serve, (i) the shares represented by the designated proxies will be voted for the election of a substitute as the Board of Directors may recommend, (ii) the Board of Directors may reduce the number of directors to eliminate the vacancy, or (iii) the Board of Directors may fill the vacancy at a later date after selecting an appropriate nominee.

         Nominations for election to the Board of Directors may be made by the Board of Directors, a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the Board, shall be in writing and shall be delivered to our President or Chairman of the Board not less than 20 days prior to the applicable meeting, and must set forth as to each proposed nominee, to the extent known by the notifying stockholder: (a) the name and address of each nominee proposed in such notice; (b) the principal occupation or employment of each such nominee; (c) the total number of shares of our common stock that will be voted for each such nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of our common stock owned by the notifying shareholder; and (f) all other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any such recommendation must be accompanied by a written statement from the individual nominee giving his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

         The current Board of Directors nominated the individuals named below for election to our Board of Directors and background information on each of the nominees (as of July 25, 2003) is set forth below. See "Security Ownership of Certain Beneficial Owners and Management" for additional information about the nominees, including their ownership of securities issued by the Company.

                                 Year
                                First
                                Became
Name                    Age    Director     Principal Occupation or Employment
----                    ---    --------   -----------------------------------------
Robert H. Brown, Jr.     49       1992    Since September, 2002, Managing Partner of
                                          Crosswind Partners LLC, a merchant banking
                                          firm; from January 1999 to August, 2002,
                                          President and Chief Executive Officer of
                                          Frost Securities, Inc., an investment
                                          banking firm; from July 1998 to January
                                          1999, President of RHB Capital, LLC; from
                                          January 1990 to July 1998, held a variety of
                                          positions with Dain Rauscher, formerly
                                          Rauscher Pierce Refsnes, Inc., including
                                          Senior Vice President and Director of the
                                          Corporate Finance Department and Executive
                                          Vice President of Capital Markets; from
                                          April 1996 to March 2003, a Director of
                                          Claimsnet.com, which is traded on the Nasdaq
                                          Stock Market.

Peter G. Bunger          62      1992     Since 1990, a consultant with Savarina AG,
                                          an entity engaged in the business of
                                          portfolio management monitoring in Zurich,
                                          Switzerland; since October 1992, a Director
                                          of Savarina AG; since December 1996, a
                                          Director of Sport Supply Group, Inc.
                                          ("SSG"), which is quoted on the over the
                                          counter bulletin board (OTC: SSPY); and,
                                          since 2002, an independent consultant for
                                          Emerson's

                                          manufacturing efforts in Europe.
                                          As of July 29, 2003, Emerson beneficially
                                          owned approximately 53.2% of the issued and
                                          outstanding common shares of SSG. See
                                          "Certain Relationships and Related
                                          Transactions - Relationship with Sport
                                          Supply Group, Inc".

Jerome H. Farnum         67      1992     Since July 1994, an independent consultant.

Stephen H. Goodman       59      1999     Since September 2000, Chairman, President,
                                          Chief Executive Officer and a Director of
                                          Singer, N.V. ("Singer"); from January 1998
                                          to September 2000 was President, Chief
                                          Executive Officer and a Director of The
                                          Singer Company, N.V. ("Old Singer"); is also
                                          a director and officer of a number of
                                          Singer's affiliates and subsidiaries; from
                                          March 1986 to December 1997, held a variety
                                          of positions with Bankers Trust Company,
                                          including Managing Director, Corporate
                                          Strategy, New York and Managing Director,
                                          Strategic Advisory and Mergers &
                                          Acquisitions Business, Asia. On September 6,
                                          1999, GM Pfaff A.G., then a subsidiary of
                                          Old Singer, filed a voluntary petition for
                                          relief under the reorganization provisions
                                          of the German Bankruptcy Code, in the lower
                                          court of Kaiserslautern, Germany. On
                                          September 12 and 13, 1999, Old Singer and
                                          its U.S. subsidiaries and the holding
                                          companies for its foreign businesses, and a
                                          number of Old Singer's foreign operating
                                          subsidiaries, filed voluntary petitions for
                                          relief under the reorganization provisions
                                          of the United States Bankruptcy Code, in the
                                          United States District Court for the
                                          Southern District of New York. Singer
                                          emerged from bankruptcy on September 14,
                                          2000.

Geoffrey P. Jurick       62      1990     Since July 1992, Chief Executive Officer of
                                          Emerson; since December 1993, Chairman;
                                          since April 1997, President; since December
                                          1996, Director and Chairman of the Board of
                                          Directors of SSG and, since January 1997,
                                          Chief Executive Officer of SSG. See "Certain
                                          Relationships and Related Transactions".

                 THE BOARD OF DIRECTORS URGES YOU TO VOTE "FOR"
                EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of July 29, 2003, the beneficial ownership of (i) each current director; (ii) each of our executive officers named in the Summary Compensation Table ("executive officers"); (iii) our directors and executive officers as a group and (iv) each stockholder known by us to own beneficially more than 5% of our outstanding shares of common stock. The address of each of the following beneficial owners is c/o Emerson Radio Corp., 9 Entin Road, Parsippany, New Jersey 07054.

                                             Amount and Nature of
Name and Address of Beneficial Owners       Beneficial Ownership (1)     Percent of Class (1)
-------------------------------------       ------------------------     ---------------------
Geoffrey P. Jurick (2)*                           10,475,100                      36.8%

Robert H. Brown, Jr. (3)*                             50,000                          **

Peter G. Bunger (3)*                                  50,000                          **

Jerome H. Farnum (3)*                                 20,000                          **

Stephen H. Goodman (3)*                               25,000                          **

John J. Raab (4)                                       -0-                          -0-

Kenneth A. Corby (4)                                 131,766                          **

Patrick Murray                                         -0-                          -0-

Elizabeth J. Calianese (4).                           50,000                          **

All Directors and Executive                       10,801,866                      38.0%
Officers as a Group (9 persons) (5)

-----------------------------
(*)      Director (all current directors are nominees for director).

(**)     Less than one percent.

(1)      Based on 27,562,860 shares of common stock outstanding as of July
29, 2003. Each beneficial owner's percentage ownership of common stock is determined by assuming that options and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of July 29, 2003 have been exercised or converted. Except as otherwise indicated, the beneficial ownership table does not include common stock issuable upon exercise of outstanding options, which are not currently exercisable within 60 days of July 29, 2003. Except as otherwise indicated and based upon our review of information as filed with the U.S. Securities and Exchange Commission ("SEC"), we believe that the beneficial owners of the securities listed have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Mr. Jurick's beneficial ownership consists of 9,875,100 shares of common stock directly owned by him, of which 4,188,975 shares of common stock are beneficially held by Mr. Jurick pursuant to the Order and Opinion, both dated March 27, 2003. See "Certain Relationships and Related Transactions -

Certain Outstanding Common Stock". Also includes options held by Mr. Jurick to purchase 600,000 shares of common stock that are exercisable within 60 days of July 29, 2003.

(3) Comprised of options issued pursuant to Emerson's 1994 Non-Employee Director Stock Option Plan that are exercisable within 60 days of July 29, 2003 and 11,667 shares of common stock held by Mr. Farnum as a result of his exercise of stock options on October 16, 2002 pursuant to such Plan.

(4) Comprised of options issued pursuant to Emerson's 1994 Stock Compensation Program that are exercisable within 60 days of July 29, 2003. Also includes 40,100 shares owned by Mr. Corby.

(5) Includes 874,999 shares of common stock issuable upon exercise of options that are exercisable within 60 days of July 29, 2003. Excludes options to purchase an aggregate of 8,334 shares of common stock that are not exercisable within 60 days of July 29, 2003.

                        BOARD OF DIRECTORS AND COMMITTEES

         Our business is managed under the direction of our Board of Directors. The Board of Directors meets periodically during our fiscal year to review significant developments affecting Emerson and to act on matters requiring Board of Director approval. The Board of Directors held nine (9) formal meetings during the fiscal year ended March 31, 2003 ("Fiscal 2003") and acted by unanimous written consent two (2) times. During Fiscal 2003, each member of the Board of Directors participated in at least 75% of all Board of Director meetings and all committee meetings held during the period.

         During Fiscal 2003, our Board of Directors had an Audit Committee, Compensation and Personnel Committee and Executive Committee to devote attention to specific subjects and to assist the Board of Directors in the discharge of its responsibilities. The functions of these committees and their current members are described below.

         Audit Committee. During Fiscal 2003, our Audit Committee was comprised of Messrs. Farnum (Chairman), Brown and Goodman. The Audit Committee is empowered by the Board of Directors to, among other things: serve as an independent and objective party to monitor the Company's financial reporting process, internal control system and disclosure control system; review and appraise the audit efforts of the Company's independent accountants; assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company's management regarding financial reporting issues; and provide the opportunity for direct communication among the independent accountants, financial and senior management, and the Board. During Fiscal 2003, the Audit Committee formally met five (5) times and acted by unanimous written consent one (1) time. For additional information concerning our Audit Committee, see "Report of Audit Committee".

         Compensation and Personnel Committee. Our Compensation and Personnel Committee is presently comprised of Messrs. Brown (Chairman), Bunger and Farnum. The Committee (i) makes recommendations to the Board of Directors concerning remuneration arrangements for senior executive management; (ii) administers our 1994 Stock Compensation Program; and (iii) makes such reports and recommendations, from time to time, to the Board of Directors upon such matters as the committee may deem appropriate or as may be requested by the Board of Directors. During Fiscal 2003, the Compensation Committee did not meet, but met in April 2003. See "Executive Compensation and Other Information--Report of Compensation and Personnel Committee".

         Executive Committee. Our Executive Committee is presently comprised of Messrs. Brown, Bunger, Farnum and Jurick (Chairman). Mr. Goodman is an alternate Committee member. Subject to the provisions of our By-Laws, the Executive Committee has all of the power and authority of the Board of Directors with certain exceptions. During Fiscal 2003, the Executive Committee did not meet.

         The Board of Directors did not have a standing nominating committee, or any other committee performing similar functions during Fiscal 2003. Our Board of Directors, as a whole, performed the functions customarily attributable to a nominating committee.

COMPENSATION OF DIRECTORS

         In Fiscal 2003, our directors who were not employees were entitled to be paid annual director's fees up to $12,500; members of the Compensation and Personnel Committee were entitled to be paid an additional $5,000; members of the Executive Committee, who were not employees, were entitled to be paid an additional $5,000; and members of the Audit Committee were entitled to be paid an additional $7,500. Accordingly, during Fiscal 2003, Messrs. Brown, Bunger, Farnum and Goodman received $30,000, $20,000, $27,500 and $25,000, respectively. All compensation paid to our Directors is paid in quarterly installments. Directors who are our employees are not paid for their services as a director. Additionally, each director, who is not an employee, is eligible to participate in our 1994 Non-Employee Director Stock Option Plan. Directors of the Company are reimbursed their expenses for attendance at meetings. In Fiscal 2003, Mr. Bunger also received $28,000 in fees for the European manufacturing consulting services he rendered to Emerson.

OFFICERS

         The following table sets forth certain information regarding the current officers of the Company:

        Name                  Age              Position                    Fiscal Year Became Officer
        ----                  ---              --------                    --------------------------
Geoffrey P. Jurick             62      Chairman of the Board, Chief                    1992
                                       Executive Officer and
                                       President, Director
John J. Raab                   67      Senior Executive Vice                           1995
                                       President and Chief
                                       Operating Officer
Kenneth A. Corby               42      Executive Vice President -                      2000
                                       Finance and Chief Financial
                                       Officer
Patrick Murray                 52      President, Emerson Radio                        2001
                                       Consumer Products Corporation
Elizabeth J. Calianese         45      Senior Vice President -                         1995
                                       Human Resources, General
                                       Counsel and Corporate
                                       Secretary
Paul R. Gullett                64      Senior Vice President -                         2000
                                       International; President -
                                       Emerson Radio (Hong Kong)
                                       Limited

GEOFFREY P. JURICK has served as Director since September 1990, President since April 1997, Chief Executive Officer since July 1992, and Chairman since December 1993. Since December 1996, Mr. Jurick has served as a Director and Chairman of the Board of SSG and, since January 1997, Chief Executive Officer of SSG. See "Election of Directors."

JOHN J. RAAB has served as Chief Operating Officer and Senior Executive Vice President - International since May 2003, Executive Vice President - International from June 2000 to May 2003, Senior Vice President - International from October 1997 to June 2000 and Senior Vice President-Operations from October 1995 to October 1997.

KENNETH A. CORBY has served as Executive Vice President - Finance and Chief Financial Officer since April 2001, as Senior Vice President - Finance from June 2000 to April 2001, as Assistant Chief Financial Officer from March 1997 to March 2000 and as Manager - Finance from May 1996 to March 1997. Since September 1997, Mr. Corby has served as Vice President - Corporate Development of SSG.

PATRICK MURRAY has served as President of Emerson Radio Consumer Products Corporation since November 2002 and Senior Vice President - Sales, Emerson Radio Consumer Products Corporation from May 2001 to November 2002. Mr. Murray served as Executive Vice President of Motion Systems (Betesh Group) from 1997 to May 2001. Prior thereto, Mr. Murray served as Vice President - Sales and Marketing of Emerson Radio Corp. from 1996 to 1997.

ELIZABETH J. CALIANESE has served as General Counsel and Senior Vice President - Human Resources since June 2000 and as Secretary since January 1996. Ms. Calianese served as Vice President-Human Resources and Deputy General Counsel from May 1995 to June 2000.

PAUL R. GULLETT has served as Senior Vice President of Emerson and President - Emerson Radio (Hong Kong) Limited since June 2000 and as a Director of Emerson Radio (Hong Kong) Limited since 1995. Mr. Gullett also served as Managing Director/Vice President of Emerson Radio (Hong Kong) Limited from June 1995 to June 2000.

All officers of the Company hold office until the meeting of the directors following the Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)") requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Officers, directors and greater than 10% stockholders are required by certain regulations to furnish us with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by us, we believe that, during Fiscal 2003, our officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements with respect to our equity securities.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth certain information regarding compensation paid to our Chief Executive Officer and each of our other four most highly compensated executive officers (based on salary and bonus earned during Fiscal 2003) for services rendered in all capacities to us during the 2003, 2002 and 2001 fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                                SECURI-
                                                                              OTHER              TIES             ALL
                                                                              ANNUAL            UNDER-           OTHER
    NAME AND PRINCIPAL              FISCAL                                   COMPEN-            LYING           COMPEN-
       POSITION(S)                   YEAR       SALARY         BONUS        SATION(1)           OPTIONS        SATION(2)
       -----------                   ----     ----------     ---------      ---------           -------        ---------
GEOFFREY P. JURICK                   2003     $  411,600     $ 313,000      $  60,821              ---         $   3,352
CHAIRMAN OF THE                      2002        411,600        88,000         61,291              ---             3,905
BOARD, CHIEF                         2001        411,600        88,000         61,463              ---               ---
EXECUTIVE OFFICER
AND PRESIDENT (1)

JOHN J. RAAB                         2003        257,500       150,000            ---              ---            17,744
SENIOR EXECUTIVE VICE                2002        250,000       100,000            ---              ---            17,728
PRESIDENT AND CHIEF OPERATING        2001        210,000       100,000            ---           50,000            13,659
OFFICER (3)

KENNETH A. CORBY                     2003        236,900       175,000            ---              ---            22,733
EXECUTIVE VICE PRESIDENT, CHIEF      2002        230,000       125,000            ---           25,000            24,895
FINANCIAL OFFICER (1) (3)            2001        175,000       125,000            ---              ---            22,965

PATRICK MURRAY                       2003        360,000        75,000            ---              ---            23,897
 PRESIDENT - EMERSON                 2002        276,923        50,000            ---              ---            16,017
 RADIO CONSUMER                      2001            ---           ---            ---              ---               ---
 PRODUCTS
 CORPORATION

ELIZABETH J. CALIANESE               2003        206,000        95,000            ---              ---            23,930
SENIOR VICE PRESIDENT, GENERAL       2002        200,000        65,000            ---              ---            16,803
COUNSEL AND CORPORATE SECRETARY      2001        175,000        65,000            ---              ---            14,567

(1) Other annual compensation consists of temporary lodging expenses. In Fiscal 2003, Mr. Jurick also received $275,000 in salary for the services he rendered to SSG. Pursuant to the management services agreement between Emerson and SSG as described below, in Fiscal 2001, Fiscal 2002 and Fiscal 2003, Emerson charged SSG $96,250, $100,000 and $100,000, respectively, for the services Mr. Corby provided to SSG.

(2) All other compensation consists of Emerson's contribution to our 401(k) employee savings plan, group health, life insurance, disability insurance, auto allowances and country club fees.

(3) In July 2000, our Board of Directors granted stock options to Mr. Raab to purchase an additional 50,000 shares of common stock, at an exercise price of $1.00 per share. In April 2001, Mr. Corby was granted stock options to purchase additional 25,000 shares of common stock at an exercise price of $1.50 per share. Pursuant to our Stock Compensation Plan, these options vest in equal installments over 3 years, commencing one year from the date of grant, and their exercise is contingent on continued employment with Emerson.

OPTION GRANTS DURING 2003 FISCAL YEAR

There were no options granted in Fiscal 2003 to the named executives identified in the Summary Compensation Table.

       OPTION EXERCISES DURING FISCAL 2003 AND FISCAL 2003 YEAR END VALUES

          The following table provides information related to options exercised by our executive officers during Fiscal 2003 and the number and value of options held at the end of Fiscal 2003 by our executive officers. We do not have any outstanding stock appreciation rights.

                                                                   NUMBER OF
                                                                  SECURITIES                  VALUE OF
                                                                  UNDERLYING                 UNEXERCISED
                                                                  UNEXERCISED               IN-THE-MONEY
                                                                 OPTIONS/SARS               OPTIONS/SARS
                                SHARES                             AT FY-END                  AT FY-END
                               ACQUIRED           VALUE               (#)                     ($)(1)
                             ON EXERCISE        REALIZED         EXERCISABLE/               EXERCISABLE/
          NAME                   (#)               ($)           UNEXERCISABLE              UNEXERCISABLE
-------------------------    -----------        --------         ---------------          ----------------
Geoffrey P. Jurick               ---               ---                 600,000/0          $ 3,468,000/$  0
John J. Raab                     ---               ---             83,333/16,667          $489,998/$98,002
Kenneth A. Corby                 ---               ---             83,333/16,667          $485,832/$89,668
Patrick Murray                   ---               ---                ---                         ---
Elizabeth J. Calianese           ---               ---              43,333/6,667          $254,798/$39,202

(1) The closing price for our common stock as reported by the American Stock Exchange on March 31, 2003 was $6.88. Value is calculated on the basis of the difference between $6.88 and the option exercise price of "in the money" options, multiplied by the number of shares of our common stock underlying the option.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information about our common stock that may be issued upon the exercise of options and rights under our 1994 Stock Compensation Program and 1994 Non-Employee Director Stock Option Plan and exercise of warrants, as of March 31, 2003 (the "Plans"). The Plans are the only equity compensation plans in existence as of March 31, 2003.

                                NUMBER OF SECURITIES TO BE      WEIGHTED AVERAGE EXERCISE          NUMBER OF SECURITIES
                                  ISSUED UPON EXERCISE OF         PRICE OF OUTSTANDING            REMAINING AVAILABLE FOR
                                   OUTSTANDING OPTIONS,           OPTIONS, WARRANTS AND            FUTURE ISSUANCE UNDER
                                    WARRANTS AND RIGHTS                  RIGHTS                  EQUITY COMPENSATION PLANS
                                            (a)                            (b)                              (c)
Equity compensation plans
approved by security holders            1,229,603                        $1.06                            629,000
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
not approved by security holders          100,000                         2.20                             -0-
--------------------------------------------------------------------------------------------------------------------------
TOTAL                                   1,329,603                        $1.15                            629,000
--------------------------------------------------------------------------------------------------------------------------

CERTAIN EMPLOYMENT AGREEMENTS

         Effective as of September 1, 2001, Geoffrey P. Jurick, our Chairman, Chief Executive Officer and President, entered into three-year employment agreements (the "Jurick Employment Agreements") with us and two of our wholly-owned subsidiaries,

Emerson Radio (Hong Kong) Limited and Emerson Radio International Ltd. (formerly Emerson Radio (B.V.I.) Ltd.) (hereinafter, collectively the "Companies"), providing for an aggregate annual compensation of $411,600, which was increased to $440,000 effective April 1, 2003, subject to adjustment in the event that Mr. Jurick's employment with SSG is terminated. In the event Mr. Jurick's employment with SSG is terminated, the salary he receives under the Jurick Employment Agreement shall be increased by that amount of salary he was receiving from SSG at the time his employment was terminated. In addition to his base salary, Mr. Jurick is entitled to an annual bonus upon recommendation by the Compensation and Personnel Committee of our Board of Directors, subject to the final approval of our Board of Directors.

         Each of the Jurick Employment Agreements grants to Mr. Jurick severance benefits, through expiration of the respective terms of each of such agreements, commensurate with Mr. Jurick's base salary, on the condition that his employment is terminated due to permanent disability, without cause or as a result of constructive discharge (as defined therein). In the event that Mr. Jurick's employment terminates due to termination for "cause", because Mr. Jurick unilaterally terminates the agreements or for reasons other than constructive discharge or permanent disability, Mr. Jurick shall only be entitled to base salary earned through the applicable date of termination. The Jurick Employment Agreements also contain non-competition provisions which require that, during his employment and through the end of any period in which he receives severance, Mr. Jurick (i) shall not be employed by, have any proprietary interest in or receive any remuneration from any entity in competition with Emerson, and (ii) shall not solicit any of Emerson's customers or clients on behalf of any of Emerson's competitors. Similar provisions are set forth in policies that are incorporated into each of the contracts described below.

         Effective September 1, 2001, John J. Raab, Chief Operating Officer and Senior Executive Vice President, entered into a three-year employment agreement (the "Raab Employment Agreement") with us, providing for an annual compensation of $250,000, which was increased to $257,500, effective April 1, 2002, and $275,000, effective April 1, 2003. In addition to his base salary, Mr. Raab may also receive an additional annual performance bonus to be recommended by the Compensation and Personnel Committee of our Board of Directors, subject to the final approval of our Board of Directors.

         Effective September 1, 2001, Kenneth A. Corby, Chief Financial Officer and Executive Vice President, entered into a three-year employment agreement (the "Corby Employment Agreement") with us, providing for an annual compensation of $230,000, which was increased to $236,900, effective April 1, 2002, and $275,000, effective April 1, 2003. In addition to his base salary, Mr. Corby may also receive an additional annual performance bonus to be recommended by the Compensation and Personnel Committee of our Board of Directors, subject to the final approval of our Board of Directors.

         Effective September 1, 2001, Elizabeth J. Calianese, General Counsel, Senior Vice President - Human Resources and Secretary, entered into a three-year employment agreement (the "Calianese Employment Agreement") with us providing for an annual compensation of $200,000, which was increased to $206,000, effective April 1, 2002, and $220,000 effective April 1, 2003. In addition to her base salary, Ms. Calianese is entitled to an annual performance bonus to be recommended by the Compensation and Personnel Committee of our Board of Directors, subject to the final approval of our Board of Directors. We have also agreed for the term of the Calianese Employment Agreement and three years thereafter, to pay for and maintain legal malpractice insurance covering Ms. Calianese for occurrences and actions taken by her at any time prior to or during the term of such agreement on behalf of our employees or us. We have also agreed to pay all sums, which may be deductible amounts, not otherwise paid by such insurer.

         In the event that Messrs. Jurick, Raab and Corby and Ms. Calianese, were to be terminated due to permanent disability, without cause or as a result of constructive discharge, the estimated dollar amount to be paid after March 31, 2003 to each such individual, based on the terms of their respective contracts, would be $623,333, $389,583 $389,583 and $311,667, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Geoffrey P. Jurick serves as Chairman of the Board and Chief Executive Officer of Emerson and SSG and participated in deliberations concerning senior executive officer compensation for both companies. In Fiscal 2003, Mr. Jurick also received $275,000 in salary for the services he rendered to SSG. Mr. Bunger, who is a Director of Emerson and SSG, serves on the Compensation Committees of both companies. Kenneth A. Corby serves as our Executive Vice President and Chief Financial Officer and as Vice President - Corporate Development of SSG. During Fiscal 2003, John P. Walker, Emerson's Executive Vice President - Global Management, served as SSG's Director and President.

REPORT OF COMPENSATION AND PERSONNEL COMMITTEE

         The Compensation and Personnel Committee of our Board of Directors (the "Compensation Committee") oversees our senior executive compensation strategy. The strategy is implemented through policies designed to support the achievement of our business objectives and the enhancement of stockholder value. Our Compensation Committee reviews, on an ongoing basis, all aspects of senior executive compensation and its policies support the following objectives:

         - The reinforcement of management's concern for enhancing stockholder value.

         -        The attraction, hiring and retention of qualified executives.

         - The provision of competitive compensation opportunities for exceptional performance.

The basic elements of our senior executive compensation strategy are:

                           BASE SALARY. Base salaries for our senior executive
managers represent
         compensation for the performance of defined functions and assumption of defined responsibilities. The Compensation Committee reviews each senior executive's base salary on an annual basis. In determining salary adjustments, the Compensation Committee considers our growth in earnings and revenues and the executive's performance level, as well as other factors relating to the executive's specific responsibilities. Also considered are the executive's position, experience, skills, potential for advancement, responsibility, and current salary in relation to the expected level of pay for the position. Our Compensation Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered.

                  ANNUAL INCENTIVE COMPENSATION. At the beginning of each year, our Board of Directors establishes our performance goals for that year, which may include target increases in sales, net income and earnings per share, as well as more subjective goals with respect to marketing, product introduction and expansion of customer base. Bonuses awarded to executive officers are discretionary based primarily upon individual achievement, with the exception of Mr. Murray for Fiscal 2003 who was compensated based upon an incentive formula.

                  LONG-TERM INCENTIVE COMPENSATION. Our long-term incentive compensation for management and employees consists of stock options awarded under the 1994 Stock Compensation Program.

         Our Compensation Committee views the granting of stock options as a significant method of aligning management's long-term interests with those of the stockholders and determines awards to executives based on its evaluation of criteria that include responsibilities, compensation, past and expected contributions to the achievement of our long-term performance goals. Stock options are designed to focus executives on our long-term performance by enabling them to share in any increases in value of our stock.

         Our Compensation Committee encourages executives, individually and collectively, to maintain a long-term ownership position in our stock. The Compensation Committee believes this ownership, combined with a significant performance-based incentive compensation opportunity, forges a strong link between our executives and stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Geoffrey P. Jurick is our Chief Executive Officer, Chairman of the Board of Directors and President. The Compensation Committee considered the results in all aspects of our business, and Mr. Jurick's performance during Fiscal 2003.

         Mr. Jurick's annual compensation for Fiscal 2003, comprised of an annual base salary of $411,600 and a performance bonus of $313,000, is consistent with our Committee's targeted annual compensation level. In Fiscal 2003, Mr. Jurick also received $275,000 in salary for the services he rendered to SSG. See "Summary Compensation Table".

POLICY ON QUALIFYING COMPENSATION

         Our Board of Directors has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) generally provides that a publicly held company's deduction for compensation paid to its covered employees is limited to $1 million per year, subject to certain exceptions. Our policy is to qualify, to the extent reasonable, our executive officers' compensation for deductibility under applicable tax laws. However, the Board of Directors believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to our success. Consequently, the Board of Directors recognizes that the loss of a tax deduction could be necessary in some circumstances.

         This report is submitted by the members of the Board of Directors and the Compensation and Personnel Committee that were in existence at the end of Fiscal 2003.

Board of Directors                          Compensation and Personnel Committee
------------------                          ------------------------------------
Geoffrey P. Jurick, Chairman                Robert H. Brown, Jr., Chairman
Robert H. Brown, Jr.                        Peter G. Bunger
Peter G. Bunger                             Jerome H. Farnum
Jerome H. Farnum
Stephen H. Goodman

         This report shall not be deemed "soliciting material" or incorporated by reference in any filing by us under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either act.

REPORT OF AUDIT COMMITTEE

         The Audit Committee performed its duties during Fiscal 2003 under a written charter approved by the Board of Directors on June 9, 2000 and reviewed, reassessed and ratified on June 22, 2001 and July 11, 2002. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the proposed rules of the SEC and the proposed new listing standards of the American Stock Exchange regarding audit committee policies. Although some of these rules and standards have not been finalized, the Board of Directors has adopted an amended charter to voluntarily implement certain of the proposed rules and standards. The Board of Directors and the Audit Committee intend to further amend this charter, if necessary, as rules and standards are finalized by the SEC and the American Stock Exchange to reflect changes in the proposals or additional requirements. The amended Audit Committee Charter is attached hereto as Annex A to this Proxy Statement.

         Our common stock is listed on the American Stock Exchange and we are governed by the listing standards of such exchange. All of the members of our Audit

Committee have been determined to be "independent directors" under the listing standards of the American Stock Exchange.

         In this context, the Audit Committee has reviewed the audited consolidated financial statements and have met and held discussions with management and Ernst & Young, LLP, Emerson's independent auditors ("Ernst & Young"). Management has represented to the Audit Committee that Emerson's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Our independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of Emerson's financial statements among other items:

     -   methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements, if any, with management over the application of accounting principles, the basis for which management's accounting estimates and the disclosures in the financial statements (there were no such disagreements).

         The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from Emerson and its related entities, and the Audit Committee discussed with the independent auditors their independence. This standard further requires the auditors to disclose annually in writing all relationships that in the auditors professional opinion may reasonably be thought to bear on the independence, confirm their perceived independence and engage in the discussion of independence.

         Based on the Audit Committee's discussions with management and the independent auditors, as well as the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that Emerson's audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and filed with the SEC.

         The Audit Committee has selected Ernst & Young to be retained as Emerson's independent certified public accountants to conduct the annual audit and to report on, as may be required, the consolidated financial statements that may be filed by Emerson with the SEC during the ensuing year.

AUDIT FEES AND RELATED MATTERS

Audit Fees

During Fiscal 2003, Emerson was billed approximately $253,000 by Ernst & Young for the audit of Emerson's annual financial statements for Fiscal 2003 and for the review of the financial statements included in Emerson's quarterly reports on Form 10-Q filed during Fiscal 2003.

Financial Information Systems Design Implementation Fees

We were not billed for and did not receive any professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) from Ernst & Young during Fiscal 2003.

All Other Fees

We were billed $30,000 for non-audit services (other than non-audit services described above) from Ernst & Young during Fiscal 2003.

OTHER MATTERS

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young's independence.

Of the time expended by Ernst & Young to audit Emerson's financial statement for Fiscal 2003, less than 50% of such time involved work performed by persons other than Ernst & Young's full-time, permanent employees.

This report is submitted by the members of the Audit Committee that were in existence at the end of Fiscal 2003.

Members of the Audit Committee

Robert H. Brown, Jr.
Jerome H. Farnum
Stephen H. Goodman

         This report shall not be deemed "soliciting material" or incorporated by reference in any filing by us under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either act.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

SHARE PRICE PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns on our common stock for the period April 1, 1998 to March 31, 2003, with the cumulative total return over the same period for the American Stock Exchange and a peer group of companies. Companies used for the peer group are Boston Acoustics, Inc., Cobra Electronics Corp., Concord Camera Corp., Koss Corp. and Pioneer Corporation. Cobra Electronics was added to the chart this year as Recoton Corp. was removed due to bankruptcy filing by Recoton. In selecting companies to be part of the peer group, we focus on publicly traded companies that design and/or distribute consumer electronic products, which have characteristics similar to ours in terms of one or more of the following: type of product, distribution channels, sourcing or sales volume. The comparison assumes the investment of $100 in our common stock on April 1, 1998 and reinvestment of all dividends. The information in the graph was provided by Media General Financial Services.

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
             EMERSON RADIO CORP., PEER GROUP INDEX AND BROAD MARKET
                                      INDEX

                               FISCAL YEAR ENDING

COMPANY/INDEX/MARKET       1998        1999         2000        2001        2002       2003
EMERSON RADIO CORP.       100.00      171.43       171.43      297.14      294.86    1,572.57
PEER GROUP INDEX          100.00      113.14       192.25      161.42      123.19      132.03
AMEX MARKET INDEX         100.00       94.63       133.82      112.89      111.97      106.93

          THE PEER GROUP INDEX IS MADE UP OF THE FOLLOWING SECURITIES:

BOSTON ACOUSTICS, INC.
COBRA ELECTRONICS CORP.
CONCORD CAMERA CORP.
KOSS CORP.
PIONEER CORPORATION

THE STOCK PRICE PERFORMANCE DEPICTED IN THE ABOVE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE SHARE PRICE PERFORMANCE GRAPH WILL NOT BE DEEMED "SOLICITING MATERIAL" OR TO BE INCORPORATED BY REFERENCE IN ANY FILING BY US UNDER THE SECURITIES ACT OR THE EXCHANGE ACT EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THE GRAPH BY REFERENCE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH SPORT SUPPLY GROUP, INC.

         As of July 29, 2003, we and Emerson Radio (Hong Kong) Limited ("Emerson HK"), our wholly owned subsidiary, owned 4,746,023 shares, or approximately 53.2%, of the issued and outstanding shares of SSG common stock.

         Our Board of Directors includes the following people that are associated with SSG: Geoffrey P. Jurick, our Chairman, Chief Executive Officer and President and Chairman and Chief Executive Officer of SSG, and Peter G. Bunger, a Director of both companies and member of the Compensation Committee of each company. Kenneth A. Corby serves as our Executive Vice President and Chief Financial Officer and as Vice President - Corporate Development of SSG. John P. Walker, our Executive Vice President - Global Management also serves as a Director and President of SSG.

         During 1997, we entered into a management services agreement with SSG in an effort to share certain administrative and logistic functions and to enable SSG and Emerson to reduce certain costs. The management services agreement may be terminated by either SSG or us on sixty (60) days' prior notice. We incurred net fees of $307,000, $263,000 and $237,000 for services provided pursuant to this agreement during Fiscal 2003, 2002 and 2001, respectively.

CERTAIN OUTSTANDING COMMON STOCK

         On May 25, 2000, we entered into an Option Agreement among us, the Fidenas Liquidator, Barclays and Mr. Jurick and various of his affiliates, pursuant to which we had the right to repurchase 4.1 million shares of our common stock for an aggregate purchase price of $5.5 million, or $1.34 per share from the Fidenas Liquidator and Barclays. The Option Agreement arose as a result of a decision of the United States District Court for the District of New Jersey which terminated the Settlement Agreement between Mr. Jurick, the Fidenas Liquidator, the Stellings and Barclays. In May 2001, we paid $550,000 and we exercised our right to extend the option to purchase such shares of common stock for an additional one year period. In May 2002, we exercised the option, and on June 10, 2002, we purchased the 4.1 million shares of common stock using cash generated from operations.

         As to the Stellings, by Order and Opinion, both dated March 27, 2003, the United States District Court for the District of New Jersey held, among other things, that (i) a judgment would be entered against Geoffrey P. Jurick and in favor of Petra Stelling for the sum of $13,905,990.12 with interest granted in accordance with the rates set forth in the New Jersey Rules, (ii) the common shares of the Company presently held in the Court were to be released to Mr. Jurick's counsel to be held in escrow for the benefit of the parties, and
(iii) Mrs. Stelling's counsel submit a proposed form of order calculating the amount of interest. On April 29, 2003, the Court did enter a judgment in favor of Mrs. Stelling for the sum of $13,905,990.12 plus prejudgment interest in the sum of $2,430,691 and postjudgment interest from April 1, 2003 at the applicable statutory rate.

FUTURE TRANSACTIONS

         We have adopted a policy that all future affiliated transactions will be made or entered into on terms no less favorable to us than those that can be obtained from unaffiliated third parties. In addition, all future affiliated transactions, must be approved by a majority of the independent outside members of our Board of Directors who do not have an interest in the transactions.

                              STOCKHOLDER PROPOSALS

         A proper proposal submitted by one of our stockholders in accordance with applicable rules and regulations of the SEC and our by-laws then in effect for presentation at our next annual meeting that is received at our principal executive office by April 1, 2004 will be included in our Proxy Statement and form of proxy for that meeting. If you desire to bring a proposal before the next annual meeting and such proposal is not timely submitted for inclusion in Emerson's Proxy Statement, you can still submit the proposal if it is received by Emerson no later than June 15, 2004.

                         PERSONS MAKING THE SOLICITATION

         The enclosed proxy is solicited on behalf of our Board of Directors. We will pay the cost of soliciting proxies in the accompanying form. Our officers may solicit proxies by mail, telephone, telegraph or fax. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our shares of common stock. We have retained the services of American Stock Transfer & Trust Company to solicit proxies by mail, telephone, telegraph or personal contact.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP, independent certified public accountants, has been selected by the Audit Committee of our Board of Directors as our independent auditor for the current year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he/she desires to do so and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of Emerson.

                              FINANCIAL STATEMENTS

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2003, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2003, FILED WITH THE SEC, IS AVAILABLE (EXCLUDING EXHIBITS) WITHOUT COST TO STOCKHOLDERS UPON WRITTEN REQUEST MADE TO ELIZABETH J. CALIANESE, SENIOR VICE PRESIDENT - HUMAN RESOURCES, GENERAL COUNSEL AND CORPORATE SECRETARY, EMERSON RADIO CORP., NINE ENTIN ROAD, PARSIPPANY, NEW JERSEY 07054-0430.

                                          By Order of the Board of Directors,

                                          ELIZABETH J. CALIANESE
                                          Senior Vice President-Human Resources,
                                          General Counsel and Secretary

July 29, 2003

                                     ANNEX A

                               EMERSON RADIO CORP.

                             AUDIT COMMITTEE CHARTER

I.       STATEMENT OF POLICY

         The Audit Committee shall assist the Board of Directors (the "Board") of Emerson Radio Corp. ("Emerson") in fulfilling its oversight responsibility by reviewing the accounting and financial reporting processes of Emerson and its subsidiaries (collectively, the "Company"), the Company's system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of the Company's financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications among the Company's Board of Directors, outside auditors and senior management. The Audit Committee's primary responsibilities and duties are:

              - Serve as an independent and objective party to monitor the Company's financial reporting process, internal control system and disclosure control system.

              - Review and appraise the audit efforts of the Company's independent accountants.

              - Assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company's management regarding financial reporting issues.

              - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities identified in Section IV of this Charter.

         The Company shall be responsible for providing the Audit Committee with appropriate funding, as determined by the Audit Committee, in order to compensate the outside auditors and advisors engaged by or employed by the Audit Committee.

II.      COMPOSITION OF THE AUDIT COMMITTEE

         The Audit Committee shall consist of at least three "independent" Directors of Emerson and shall serve at the pleasure of the Board. An "independent" Director is defined as an individual who (a) is not an officer or salaried employee or an affiliate of the Company, (b) does not have any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the Securities and Exchange

Commission (the "SEC") and the American Stock Exchange or such other securities exchange or market on which Emerson's securities are traded and (d) except as permitted by the SEC and the American Stock Exchange or such other securities exchange or market on which Emerson's securities are traded, does not accept any consulting, advisory or other compensatory fee from the Company.

         Emerson shall use its best efforts to ensure that at least one member of the Audit Committee shall be a "financial expert" as defined by the SEC and the American Stock Exchange or such other securities exchange or market on which Emerson's securities are traded. Each Audit Committee member must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement.

         The members of the Audit Committee shall be designated by the full Board from time to time. The Board shall designate one member of the Audit Committee to serve as chairperson of the committee.

III.     MEETINGS AND MINUTES

         The Audit Committee shall meet at least quarterly, with additional meetings if circumstances require, for the purpose of satisfying its responsibilities. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board, with such recommendations as the Audit Committee deems appropriate.

IV.      RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

         The Audit Committee shall oversee and monitor the Company's accounting and financial reporting process, internal control system and disclosure control system, review the audits of the Company's financial statements and review and evaluate the performance of the Company's outside auditors. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company's certificate of incorporation, the Company's bylaws or the Board.

   1. The Audit Committee shall assume direct responsibility for the appointment, retention and oversight of the work of the outside auditors and, when appropriate, the replacement of the outside auditors. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit's scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the outside auditors and shall be authorized to compensate the outside auditors.

   2. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors. The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstances that might adversely affect the outside auditors' independence or judgment with respect to the Company under applicable auditing standards. The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors. Such statement shall confirm that the outside auditors are not aware of any conflict of interest prohibited by Section 10A(l) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

   3. The Audit Committee shall require the outside auditors to advise the Audit Committee, or a member of the Audit Committee who has the authority to pre-approve services ("Approving Member") and obtain full committee approval at the next Audit Committee Meeting, in advance in the event that the outside auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company's financial statements ("non-audit services"); provided that such non-audit services are not listed in
         Section 10A(g) of the Exchange Act ("prohibited services"). The Audit Committee or the Approving Member shall approve, in advance, any non-audit services to be provided to the Company by the Company's outside auditing firm.

   4. The Audit Committee shall obtain confirmations from time to time from the Company's outside auditing firm that such firm is not providing to the Company (i) any prohibited services, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee. The Audit Committee shall have the authority to approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in
         Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee shall record in its minutes and report to the Board all approvals of non-audit services granted by the Audit Committee.

   5. The Audit Committee shall meet with the outside auditors, with no management in attendance, to openly discuss the quality of the Company's accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company's financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company's accounting principles and underlying estimates and other significant decisions made by the Company's management in preparing the Company's financial disclosures. The Audit Committee shall then meet, without operating management or the outside auditors being present, to discuss the information presented to it.

   6. The Audit Committee shall meet with the outside auditors and management to review the Company's quarterly reports on Form 10-Q and annual report on Form 10-K and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such forms are filed with the SEC. The Audit Committee shall require the outside auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the outside auditors and other material written communications between the outside auditors and the Company's management, including management's letters and schedules of unadjusted differences.

   7. Upon the completion of the annual audit, the Audit Committee shall review the audit findings reported to it by the outside auditors, including any comments or recommendations of the outside auditors, with the entire Board.

   8. The Audit Committee shall review all reports received from the federal and state regulatory authorities and assure that the Board is aware of the findings and results. In addition, it will meet with the appropriate members of senior management designated by the Audit Committee to review the responses to the respective regulatory reports.

   9. The Audit Committee shall consider and review with management: (a) significant findings during the year and management's responses thereto, including the status of previous audit recommendations and (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information.

   10. The Audit Committee shall consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices, as suggested by the outside auditors or management, and the Audit Committee shall review with the outside auditors and management the extent to which such changes have been implemented (to be done at an appropriate amount of time prior to the implementation of such changes as decided by the Audit Committee).

   11. The Audit Committee shall prepare a letter for inclusion in the Company's proxy statement describing the discharge of the Audit Committee's responsibilities.

   12. The Audit Committee will review and update this Charter periodically, at least annually, and as conditions may dictate. The Audit Committee Charter shall be presented to the full Board for its approval of any changes.

   13. Commencing on such date as Section 102(a) of the Sarbanes-Oxley Act of 2002 (the "Act") becomes effective, the Audit Committee shall obtain confirmation from the outside auditors at the commencement of each audit that such firm is a "registered public accounting firm" as such term is defined under the Act.

   14. The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to perform its duties.

   15. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

   16. The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

                               EMERSON RADIO CORP.

                 BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
     OF STOCKHOLDERS AT 1:00 P.M. (LOCAL TIME), THURSDAY, SEPTEMBER 4, 2003
                                   LACIMA CLUB
                    THE TOWER AT WILLIAMS SQUARE, SUITE 2600
                            5215 NORTH O'CONNOR ROAD
                               IRVING, TEXAS 75039

         THE UNDERSIGNED STOCKHOLDER OF EMERSON RADIO CORP. (THE "COMPANY") HEREBY APPOINTS GEOFFREY P. JURICK AND KENNETH A. CORBY, OR EITHER OF THEM, AS PROXIES, EACH WITH FULL POWERS OF SUBSTITUTION, TO VOTE THE SHARES OF THE UNDERSIGNED AT THE ABOVE STATED ANNUAL MEETING AND AT ANY ADJOURNMENT(S) THEREOF.

                           (Continued on reverse side)

PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                               EMERSON RADIO CORP.

                                SEPTEMBER 4, 2003

              - Please Detach and Mail in the Envelope Provided -

[X]       PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE.

                      FOR all nominees listed          WITHHOLD AUTHORITY
                      at right (except as provided     to vote for all nominees
                      to the contrary below)           at right
1. To elect five                 [  ]                            [  ]              NOMINEES:
   directors for a                                                                 Geoffrey P. Jurick
   one-year term                                                                   Robert H. Brown, Jr.
                                                                                   Peter G. Bunger
                                                                                   Jerome H. Farnum
                                                                                   Stephen H. Goodman

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (2). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's 2003 Annual Report and Notice of Meeting and Proxy Statement, dated July 29, 2003, is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

PLEASE SIGN, DATE AND MAIL TODAY.

SIGNATURE__________________________________  DATE_____________________________

SIGNATURE__________________________________  DATE_____________________________
                  IF HELD JOINTLY

NOTE: (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)